                                                                    Exhibit 99.1




                                     Contact:  Arnold Agbayani
                                               SR. VICE PRESIDENT, FINANCE & CFO

                                               IXYS Corporation
                                               3540 Bassett Street
                                               Santa Clara, California  95054
                                               (408) 982-0700

    IXYS CORPORATION ANNOUNCES RECORD REVENUES FOR THE JUNE 30, 2004 QUARTER


SANTA CLARA, CALIF. August 5, 2004 -- IXYS Corporation (NASDAQ:SYXI) today released its financial results for its first fiscal quarter ended June 30, 2004.

For the first fiscal quarter ending June 30, 2004, IXYS reported record net revenues of $60.0 million, compared with net revenues of $40.1 million for the same period in fiscal year 2004, which represented 49.5% period-to-period revenue growth. Sequentially, revenues increased 11.7% from the $53.7 million reported for the quarter ended March 31, 2004.

Gross profit was $17.2 million, or 28.6% of net revenues, for the quarter ended June 30, 2004, as compared to gross profit of $12.3 million, or 30.8% of net revenues, for the same quarter in the prior fiscal year.

Net income for the fiscal quarter ending June 30, 2004 was $1.9 million, or $0.05 per diluted share, as compared to a net income of $443,000 or $0.01 per diluted share in the same quarter for the prior fiscal year.

First quarter results include charges for litigation related costs of about $1.5 million.

"IXYS has demonstrated ten consecutive quarters of revenue growth, with eight consecutive quarters of record revenues. We ended our June quarter with a record backlog of $81.1 million. We continue to see strength in Asia in the plasma display panel business and are now beginning to see the effects of our efforts to reduce our costs in that market. We are on target in our goal of improving profitability," commented Dr. Nathan Zommer, Chief Executive Officer.

"We have seen strong revenue growth in our June quarter; however, summer vacations could affect our September quarter revenues," said Arnold Agbayani, Chief Financial Officer. "Therefore, we expect revenues for the September quarter to be relatively flat as compared to the June quarter."

IXYS develops and markets primarily high performance power semiconductors and control ICs that are used in controlling and converting electrical power efficiently in power systems for telecommunication infrastructure, motor drives, medical systems and transportation. IXYS also serves emerging markets with digital and analog ICs that control flat panel displays, medical instruments and telecommunication products.

SAFE HARBOR STATEMENT

The foregoing press release contains forward-looking statements. Forward-looking statements include those regarding record backlog, strength in Asia, cost reductions efforts, the goal of improving profitability and our expectations for revenues in the September quarter. Actual results may vary materially from those contained in the forward-looking statements, due to changes in customer delivery schedules, the cancellation of orders, an unanticipated decline in our turns business or an unexpected increase or leveling of our costs, among other things. Further information on other factors that could affect IXYS is detailed and included in IXYS' Form 10-K for the fiscal year ended March 31, 2004, as filed with the Securities and Exchange Commission. IXYS undertakes no obligation to publicly release the results of any revisions to these forward-looking statements.

Additional information may be obtained by visiting IXYS' website at http://www.ixys.com, or by contacting the company directly.

                                IXYS CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                           June 30,      March 31,
                                                                             2004          2004
                                                                          ---------      ---------
                                     ASSETS
Current assets:
     Cash and cash equivalents                                            $  43,059      $  43,199
     Accounts receivable, net                                                38,422         33,131
     Inventories, net                                                        48,916         48,055
     Prepaid expenses                                                         2,532          1,710
     Deferred income taxes                                                    8,090          7,769
                                                                          ---------      ---------
                  Total current assets                                      141,019        133,864
Plant and equipment, net                                                     24,746         26,147
Other assets                                                                 28,119         28,755
Deferred income taxes                                                         9,405          9,503
                                                                          ---------      ---------
                  Total assets                                            $ 203,289      $ 198,269
                                                                          =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Current portion of capitalized lease obligations                     $   3,078      $   3,447
     Current portion of notes payable to bank                                   800            800
     Accounts payable                                                        16,473         15,277
     Accrued expenses and other liabilities                                  20,888         18,094
                                                                          ---------      ---------
                  Total current liabilities                                  41,239         37,618
Capitalized lease and other long term obligations,
  net of current portion                                                      2,397          3,061
Pension liabilities                                                          12,300         12,059
                                                                          ---------      ---------
                  Total liabilities                                          55,936         52,738
                                                                          ---------      ---------
Common stock, $0.01 par value:
  Authorized: 80,000,000 shares; 33,099,002 issued and 32,988,700 outstanding at June 30, 2004 and 33,018,675 issued and 32,923,373
    outstanding at March 31, 2004                                               331            331
Additional paid in capital                                                  150,895        150,617
Notes receivable from stockholders                                           (1,303)        (1,388)
Accumulated deficit                                                          (8,887)       (10,750)
Accumulated other comprehensive income                                        6,317          6,721
                                                                          ---------      ---------
                  Total stockholders' equity                                147,353        145,531
                                                                          ---------      ---------
                  Total liabilities and stockholders' equity              $ 203,289      $ 198,269
                                                                          =========      =========

                                IXYS CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                                      Three Months Ended
                                                                           June 30,
                                                                    ----------------------
                                                                      2004          2003
                                                                    --------      --------
Net revenues                                                        $ 59,954      $ 40,096
Cost of goods sold                                                    42,779        27,755
                                                                    --------      --------
             Gross profit                                             17,175        12,341
                                                                    --------      --------
Operating expenses:
             Research, development and engineering                     4,552         4,035
             Selling, general and administrative                       7,902         6,489
                                                                    --------      --------
                          Total operating expenses                    12,454        10,524
                                                                    --------      --------
             Operating income                                          4,721         1,817
Other expense, net                                                    (1,677)       (1,135)
                                                                    --------      --------
             Income before income tax provision                        3,044           682
Income tax provision                                                   1,181           239
                                                                    --------      --------
Net income                                                          $  1,863      $    443
                                                                    ========      ========
Net income per share - basic                                        $   0.06      $   0.01
                                                                    ========      ========
Weighted average shares used in per share calculation - basic         32,952        31,972
                                                                    ========      ========
Net income per share - diluted                                      $   0.05      $   0.01
                                                                    ========      ========
Weighted average shares used in per share calculation - diluted       35,049        33,116
                                                                    ========      ========